Exhibit 10.2

AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT AND CONSENT

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND CONSENT, dated as of October 23, 2009 (this “Amendment No. 2”), by and among Wachovia Bank, National Association, a national banking association, in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), certain of the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Associated Materials, LLC, a Delaware limited liability company (“Associated”), Gentek Building Products, Inc., a Delaware corporation (“Gentek”), Associated Materials Canada Limited formerly known as Gentek Building Products Limited, a corporation incorporated under the laws of the Province of Ontario, Canada (“Associated Canada”), and Gentek Building Products Limited Partnership, an Ontario limited partnership (“GBPLP”, and together with Associated, GBPI and Associated Canada, collectively “Borrowers”), Associated Materials Holdings, LLC, a Delaware limited liability company (“Associated Holdings”), Associated Materials Finance, Inc., a Delaware corporation formerly known as Alside (“Associated Finance”), Gentek Holdings, LLC, a Delaware limited liability company (“Gentek Holdings”), and Gentek Canada Holdings Limited, an Ontario corporation (“Gentek Canada Holdings”, and together with Associated Holdings, Alside and Gentek Holdings, collectively “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 3, 2008, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated June 11, 2009 (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Loan Documents”);

WHEREAS, Associated and Associated Finance propose to incur up to $300,000,000 of Indebtedness the proceeds of which will be used by Associated to (i) retire all or a portion of the Opco Notes, (ii) retire all or a portion of the AMI New Notes, (iii)(x) to make one or more intercompany loans to either AMH Holdings, LLC (“AMH”) or AMH Holdings II, Inc. (“AMH II”) and/or one or more Restricted Payments to Parent all of the proceeds of which will be paid by Parent to AMH to enable AMH and/or AMH II to retire all or a portion of the Holdings I Notes and/or the Holdings II Notes or (y) to purchase all or a portion of the Holdings I Notes and/or the Holdings II Notes, and dividend any such Holdings I Notes and/or Holdings II Notes up to Parent, who shall dividend such Holdings I Notes and/or Holdings II Notes up to AMH and/or AMH II, as applicable, for cancellation or (iv) to repay Revolving Loans under the Loan Agreement, the proceeds of which are used for the purposes under the foregoing clause (iii), in the case of all of the foregoing subject to the terms and conditions set forth herein;

WHEREAS, the Indebtedness of Associated and Associated Finance arising under the New Opco Note Indenture Documents will be and the Additional New Opco Debt may be guaranteed by US Borrowers (other than Associated) and US Guarantors and secured by certain assets of US Borrowers and US Guarantors which security interests and liens shall be junior and subordinate to the security interests and liens of Agent therein;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders consent to (a) the incurring by Associated and Associated Finance of the Indebtedness under the New Opco Note Indenture Documents and the Additional New Opco Debt Documents, (b) guarantees by US Borrowers (other than Associated) and US Guarantors of such Indebtedness, (c) the grant of the subordinate security interests by US Borrowers and US Guarantors to the New Opco Notes Collateral Agent, (d) the redemption or discharge by Associated of all or a portion of the Opco Notes with the proceeds of the issuance of New Opco Notes under the New Opco Note Indenture Documents, (e) the redemption or discharge by Associated of all or a portion of the AMI New Notes with the proceeds of the issuance of New Opco Notes under the New Opco Note Indenture Documents, (f) (i) one or more intercompany loans to either AMH or AMH II and/or one or more Restricted Payments by Associated to Parent, in either case with all or a portion of the proceeds of the issuance of the Additional New Opco Debt, subject to restrictions on Restricted Payments in the Loan Agreement and/or (ii) the purchase by Associated of all or a portion of the Holdings I Notes and the Holdings II Notes with the proceeds of the Additional New Opco Debt, and the distribution of such Notes to Parent for further distribution to AMH and/or AMH II, as applicable, for cancellation, so long as the amount of such purchase does not exceed the amount that Associated would be permitted to dividend to Parent as a Restricted Payment, and (g) certain related amendments to the Loan Agreement; and

WHEREAS, Agent and Required Lenders are willing to provide such consents and to make such amendments to the extent and subject to terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(a) “Additional New Opco Debt” shall mean, collectively, debt issued by Associated or Associated and Associated Finance (which may be guaranteed by the New Opco Notes Guarantors) on or after the Amendment No. 2 Effective Date, other than the Indebtedness evidenced by the New Opco Notes which, in the aggregate original principal amount, together with the original principal amount of the New Opco Notes, does not exceed $300,000,000, which debt (and guarantees) (i) may be secured or unsecured, senior or subordinated, (ii) if secured, shall be subject to the Intercreditor Agreement and (iii) shall be subject to the terms of an indenture or other operative documents with respect thereto, pursuant to which in any case: (A) no scheduled principal amount shall be payable prior to the date that is six (6) months after the

Maturity Date of the Loan Agreement and the stated maturity date with respect to such debt shall be not sooner than the date that is six (6) months after the Maturity Date of the Loan Agreement, (B) unless Required Lenders shall otherwise agree in writing (1) the covenants set forth in such indenture shall not be more restrictive or otherwise materially different from those set forth in the New Opco Note Indenture and (2) if such debt is unsecured or secured on terms materially different from those applicable to the New Opco Notes, neither cash interest payments nor the rate of interest applicable to such payments shall be materially greater than with respect to the New Opco Notes.

(b) “Additional New Opco Debt Documents” shall mean any loan agreement, indenture, note purchase agreement, guarantee, security agreement, mortgage, account control agreement or other documents evidencing the Additional New Opco Debt.

(c) “Amendment No. 2” shall mean this Amendment No. 2 to Loan and Security Agreement and Consent by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

(d) “Amendment No. 2 Effective Date” shall mean the earlier to occur of (i) the Election Date (as defined in Section 13(a) of this Amendment No. 2) and (ii) the date of the first issuance of any New Opco Notes or Additional New Opco Debt.

(e) “Intercreditor Agreement” shall mean an Intercreditor Agreement, in substantially the form appended hereto as Exhibit A, dated the date of the first issuance of any New Opco Notes or Additional New Opco Debt, by and among Agent, New Opco Notes Collateral Agent, Associated, Associated Finance and the New Opco Notes Guarantors, as the same exists on such date or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced (including by the joinder thereto of any additional second lien agent in accordance with the terms thereof).

(f) “New Opco Notes Collateral Agent” shall mean a collateral agent acting on behalf of (i) the holders of the New Opco Notes in respect of the Collateral securing the Indebtedness evidenced by the New Opco Indenture Documents and the guarantees thereof, and any successor and (ii) if any Additional New Opco Debt is secured by a second lien, the holders of such Additional New Opco Debt under Additional New Opco Debt Documents or any successors and assigns, including any replacement or successor trustee or agent or any additional trustee or agent.

(g) “New Opco Notes Guarantors” shall mean, collectively, Gentek, Associated Holdings, Gentek Holdings and any US Borrower or US Guarantor formed or acquired after the execution of this Amendment No. 2 that guarantees the Indebtedness under the New Opco Note Indenture and/or the Additional New Opco Debt Documents, to the extent required to do so under the terms thereof, and their respective successors and assigns.

(h) “New Opco Note Closing Date” shall mean the date of the initial issuance of the New Opco Notes under the New Opco Note Indenture.

(i) “New Opco Note Indenture” shall mean the Indenture dated the New Opco Note Indenture Effective Date, among Associated and Associated Finance, as issuers, the New Opco Notes Guarantors and New Opco Note Trustee, with respect to the New Opco Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(j) “New Opco Note Indenture Documents” shall mean, collectively the following (as the same may now or hereafter exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the New Opco Note Indenture (including any notes and guarantees issued thereunder), (ii) the New Opco Note Indenture Security Agreement, (iii) the New Opco Note Indenture Intercreditor Agreement, and (iv) all mortgages, account control agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Associated, Associated Finance, any New Opco Notes Guarantor or any other person in connection therewith.

(k) “New Opco Note Indenture Effective Date” shall mean the date of the execution of the New Opco Note Indenture.

(l) “New Opco Note Indenture Security Agreement” shall mean the Security Agreement, dated the New Opco Note Indenture Effective Date, by Associated, Associated Finance and the New Opco Notes Guarantors in favor of New Opco Notes Collateral Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(m) “New Opco Note Trustee” shall mean Deutsche Bank Trust Company Americas or another trustee in respect of the New Opco Notes reasonably satisfactory to Agent, and its successors and assigns, and any replacement trustee permitted pursuant to the terms and conditions of the New Opco Note Indenture.

(n) “New Opco Notes” shall mean, collectively, the Senior Secured Second Lien Notes due 2016 issued by Associated and Associated Finance pursuant to the New Opco Note Indenture, in the aggregate original principal amount not to exceed $300,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(o) “New Opco Notes Permitted Payments” shall mean (i) regularly scheduled payments of interest, when due, and customary fees and expense reimbursements in respect of the New Opco Notes as in effect on the date hereof and (ii) regularly scheduled payments of interest, when due, and customary fees and expense reimbursements in respect of the Additional New Opco Debt.

1.2	Amendments to Definitions.

(a) All references to the term “Loan Documents” in the Loan Agreement and the other Loan Documents shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 2, and all other agreements documents and instruments at any time executed and/or delivered by any Obligor or any other person in connection with this Amendment No. 2.

(b) All references to the term “Applicable Margin” herein and in the Loan Agreement or any of the other Loan Documents shall be deemed and each such reference is hereby amended to mean, with respect to Base Rate Loans and Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding three (3) month period.

Tier	Quarterly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable (US or Canadian) Base Rate Margin
1	Greater than $175,000,000	3.00%	1.25%
2	Less than or equal to $175,000,000 and greater than $150,000,000	3.25%	1.50%
3	Less than or equal to $150,000,000 and greater than $125,000,000	3.50%	1.75%
4	Less than or equal to $125,000,000 and greater than $75,000,000	3.75%	2.00%
5	Less than or equal to $75,000,000	4.00%	2.25%

provided, that, (i) the Applicable Margin shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such three (3) month period based on the Quarterly Average Excess Availability for the immediately preceding three (3) month period, and (iii) in the event that Borrowers fail to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Agent’s option, the then effective Applicable Margin shall be increased by two (2%) percentage points until the next Business Day after a Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any three (3) month period the Quarterly Average Excess Availability for such three (3) month period used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Excess Availability for such period as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Excess Availability, the Applicable Margin for such prior period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.

(c) All references to the term “Canadian Letter of Credit Limit” herein and in the Loan Agreement or any of the other Loan Documents shall be deemed and each such reference is hereby amended to mean the US Dollar Equivalent of $6,000,000.

(d) All references to the term “Maturity Date” herein and in the Loan Agreement or any of the other Loan Documents shall be deemed and each such reference is hereby amended to mean the earliest of (i) October 3, 2013, (ii) the date six (6) months prior to the stated maturity date of the Opco Notes in the event the obligations of Borrowers and Guarantors with respect to the Opco Notes remain outstanding as of the date that is six (6) months prior to the earliest stated maturity date (taking account of any such dates which may be contingent, conditional or alternative) of the Opco Notes and (iii) the date three (3) months prior to the stated maturity date of the New Opco Notes in the event the obligations of Borrowers and Guarantors with respect to the New Opco Notes remain outstanding as of the date that is three (3) months prior to the earliest stated maturity date (taking account of any such dates which may be continent, conditional or alternative) of the New Opco Notes.

(e) The definition of “Permitted Investments” is hereby amended by (i) deleting the word “and” at the end of clause (r) thereof, (ii) deleting the period at the end of clause (s) thereof and replacing it with “; and” and (iii) adding a new clause (t) thereof immediately following clause (s) to read as follows:

“(t) (i) an intercompany loan to either AMH or AMH II all of the proceeds of which amount shall be used substantially contemporaneously by AMH or AMH II, as applicable, solely to prepay, purchase, redeem, defease, discharge or otherwise acquire or retire all or a portion of the Indebtedness arising under the Holdings I Notes and/or the Holdings II Notes and to pay accrued interest, premium and related expenses and fees and (ii) the purchase by Associated of all or a portion of the Indebtedness arising under the Holdings I Notes and/or the Holdings II Notes so long as such Indebtedness is substantially contemporaneously distributed as a dividend to Parent by Associated and, in turn, by Parent to AMH and AMH II, as applicable, for cancellation; provided, that, no such intercompany loan or purchase shall be made by any Borrower or Guarantor unless (a) each of the Opco Notes and the AMI New Notes have been redeemed or discharged in full, (b) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of Associated to make such intercompany loan or purchase, (c) as of the date of the making of such intercompany loan or purchase and after giving effect thereto, the Global Availability Test Condition shall be met, (d) as of the date of the making of such intercompany loan or purchase and after giving effect thereto, Consolidated EBITDA of Parent and its Subsidiaries for the immediately preceding fiscal quarter of Parent and its Subsidiaries for which financial statements have been delivered (or, if such quarter is the first fiscal quarter of Parent and its Subsidiaries of such year, then the fiscal quarter immediately preceding such quarter) (the “Reference Quarter”) shall be at least fifty (50%) percent of Consolidated EBITDA of Parent and its Subsidiaries for the Reference Quarter in the prior fiscal year, (e) to the extent any such intercompany loan is evidenced by a promissory note, the single original of any such promissory note shall be endorsed to the order of Agent by Associated and promptly delivered to Agent as so endorsed, and (f) as of the date of the making of such intercompany loan or purchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.”

1.3 Interpretation. For purposes of this Amendment No. 2 (a) all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement, and (b) the phrase “substantially contemporaneously” shall mean, with respect to each series of related transactions, as soon as commercially practicable, but in any event within seven (7) days as to all such related transactions in their entirety.

Section 2. Consent. Notwithstanding anything to the contrary set forth in the Loan Agreement or any of the other Loan Documents and subject to the terms and conditions contained herein, Agent and Required Lenders hereby consent to:

2.1 the Indebtedness of Associated and Associated Finance evidenced by and arising under the New Opco Note Indenture Documents and the Additional New Opco Debt Documents; provided, that, the proceeds thereof (net of customary fees, costs and expenses associated therewith) are applied solely in the following order and manner:

(a) first, to the redemption or discharge to the fullest extent possible by Associated of the Opco Notes,

(b) second, to the redemption or discharge to the fullest extent possible by Associated of the AMI New Notes, and

(c) third, to the extent that after application of funds in accordance with clauses (a) and (b) above any proceeds have not been applied, such proceeds shall be applied to purchase, discharge or otherwise retire all or a portion of the Holdings I Notes and/or the Holdings II Notes in a manner permitted by this Amendment No. 2; provided, that, Associated may accomplish the foregoing (i) by first repaying Revolving Loans pursuant to Section 2.5(a) of the Loan Agreement with such proceeds and subsequently drawing a Revolving Loan (to the extent that it may do so in accordance with the Loan Agreement) and using the proceeds of such Revolving Loan to make an intercompany loan, Restricted Payment, or purchase of Holdings I Notes or Holdings II Notes as contemplated in this Amendment No. 2 or (ii) by repaying Revolving Loans, the proceeds of which have previously been used to retire all or a portion of the Holdings I Notes or the Holdings II Notes;

2.2 the contingent Indebtedness of the New Opco Notes Guarantors arising under the New Opco Note Indenture Documents and/or the Additional New Opco Debt Documents;

2.3 the security interests in and liens upon the Collateral of Associated, Associated Finance and the New Opco Notes Guarantors granted to the New Opco Notes Collateral Agent pursuant to the New Opco Note Indenture Security Agreement to secure the Indebtedness evidenced by and arising under the New Opco Note Indenture Documents and/or the Additional New Opco Debt Documents;

2.4 the redemption or discharge by Associated on or about the New Opco Note Closing Date of all of the Indebtedness of Associated arising under the Opco Notes with the proceeds of the loans under the New Opco Note Indenture;

2.5 the redemption or discharge by Associated on or about the New Opco Note Closing Date of all of the Indebtedness of Associated arising under the AMI New Notes with the proceeds of the loans under the New Opco Note Indenture; provided, that, no portion of the AMI New Notes shall be redeemed or discharged unless and until the Opco Notes have been, or substantially contemporaneously are being, redeemed or discharged in full; and

2.6 an intercompany loan by Associated to either AMH or AMH II or a Restricted Payment by Associated to Parent (which amount would be substantially contemporaneously distributed as a dividend to AMH and AMH II, as applicable) for substantially contemporaneous application by AMH and AMH II, as applicable, to the purchase, redemption or discharge to the fullest extent possible all or a portion of the Holdings I Notes and/or the Holdings II Notes, and/or the purchase by Associated of all or a portion of the Holdings I Notes and/or the Holdings II Notes in an amount not to exceed the amount that would have been permitted to have been paid as a Restricted Payment, with such Holdings I Notes and/or Holdings II Notes to be distributed as a dividend by Associated to Parent and by Parent to AMH and AMH II, as applicable, for cancellation; and

2.7 the change by Alside, Inc. of its name to Associated Materials Finance, Inc. on shorter notice than contemplated by Section 9.1(b) of the Loan Agreement.

Section 3. Fees.

3.1 Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to the applicable rate (on a per annum basis) determined as provided below calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding month (or part thereof) so long as any Obligations are outstanding. Such fees shall be payable on the first Business Day of each month in arrears and calculated based on a three hundred sixty (360) day year and actual days elapsed. Such percentages shall be increased or decreased, as the case may be, to the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding three (3) month period commencing on the first day of the month of such period.

Tier	Quarterly Average Excess Availability	Unused Line Fee
1	Greater than $175,000,000.750%
2	Less than or equal to $175,000,000 and greater than $150,000,000.750%
3	Less than or equal to $150,000,000 and greater than $125,000,000.625%
4	Less than or equal to $125,000,000 and greater than $75,000,000.625%
5	Less than or equal to $75,000,000.500%

provided, that, the applicable percentage shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period.”

3.2 Section 3.2(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) Borrowers shall pay to Agent, for the benefit of Lenders, in the case of Letters of Credit that are standby Letters of Credit, monthly a fee at the Standby LC Fee Rate determined as provided below (on a per annum basis) on the average daily outstanding balance of Letters of Credit that are standby Letters of Credit, and in the case of Letters of Credit that are commercial Letters of Credit, monthly a fee at the Commercial LC Fee Rate determined as provided below (on a per annum basis), on the average daily outstanding balance of Letters of Credit that are commercial Letters of Credit, in each case for the immediately preceding month (or part thereof), payable in arrears as of the first day of each month, computed for each day from the date of issuance to the date of expiration. Such percentages shall be increased or decreased, as the case may be, to the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for immediately preceding three (3) month period commencing on the first day of the month of such period.

Tier	Quarterly Average Excess Availability	Commercial LC Fee Rate	Standby LC Fee Rate
1	Greater than $175,000,000	3.00%	3.00%
2	Less than or equal to $175,000,000 and greater than $150,000,000	3.25%	3.25%
3	Less than or equal to $150,000,000 and greater than $125,000,000	3.50%	3.50%
4	Less than or equal to $125,000,000 and greater than $75,000,000	3.75%	3.75%
5	Less than or equal to $75,000,000	4.00%	4.00%

provided, that, (i) the applicable percentage shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period, and (ii) Borrowers shall, at Agent’s option or at the written direction of the Required Lenders, pay such fees at a rate two (2%) percent greater than the then applicable rate on such average daily maximum amount for: (A) the period from and after the date of termination or non-renewal hereof until Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year in the case of Letters of Credit issued by a US Issuing Bank and 365 or 366 days, as applicable, in the case of Letters of Credit issued by a Canadian Issuing Bank and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay monthly to Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting fee of one-eighth (0.125%) percent per annum and the other customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.”

Section 4. Financial Statements and Other Information.

4.1 Section 9.6(c)(i)(B) of the Loan Agreement is hereby amended by deleting the reference therein to “clause (g) of the definition of Permitted Dispositions” and replacing it with “clause (e) of the definition of Permitted Dispositions”.

4.2 Section 9.6(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(h) not less than ten (10) days prior to each proposed date of the making of an Opco Permitted Payment or a New Opco Notes Permitted Payment, the chief financial officer of Associated shall deliver to Agent a certification that as of the date of such certification, and as of the date of the proposed payment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, it being understood that if after giving effect to any such Opco Permitted Payment or New Opco Notes Permitted Payment, US Excess Availability would be less than twelve and one-half (12 1/2%) percent of the US Loan Limit, Canadian Excess Availability would be less than twelve and one-half (12 1/2%) percent of the Canadian Loan Limit, or Global Excess Availability would be less than twelve and one-half (12 1/2%) percent of the Maximum Credit, then the absence of an Event of Default shall include, without limitation, that the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) determined as of the end of the fiscal month most recently ended for which Agent has received financial statements shall be not less than 1.10 to 1.0 for the period of the immediately preceding twelve (12) consecutive fiscal months prior to such fiscal month end.”

4.3 Section 9.6 of the Loan Agreement is hereby amended by adding new clause (j) immediately following clause (i) thereof to read as follows:

(j) contemporaneously with each issuance of New Opco Notes and Additional New Opco Debt, the chief financial officer of Associated shall deliver to Agent a certification with respect to the manner of the application of the proceeds of such issuance, together with a pro forma balance sheet of Borrowers and Guarantors.”

Section 5. Encumbrances. Section 10.2 of the Loan Agreement is hereby amended by adding the following new subsection (aa) at the end thereof:

“(aa) the security interests and liens of the New Opco Notes Collateral Agent in certain of the Collateral to secure the Indebtedness of Associated, Associated Finance and the New Opco Notes Guarantors under the New Opco Note Indenture Documents and the Additional New Opco Debt Documents to the extent such Indebtedness is permitted under Section 10.3(b)(ii) or Section 10.3(b)(iii) hereof, which security interests and liens of the New Opco Notes Collateral Agent are and shall at all times be junior and subordinate to the security interests and liens of Agent pursuant to the Intercreditor Agreement.”

Section 6. Indebtedness.

6.1 Section 10.3(b) of the Loan Agreement is hereby amended by deleting the reference to “the Opco Notes” and replacing it with “(i) the Opco Notes, (ii) the New Opco Notes and (iii) the Additional New Opco Debt”.

6.2 Section 10.3(c) of the Loan Agreement is hereby amended by deleting the reference to “$7,500,000 in the aggregate at any time outstanding” and replacing it with “$3,000,000 in the aggregate in any calendar year”.

6.3 Section 10.3 of the Loan Agreement is hereby amended by (a) deleting the period at the end of clause (n) thereof and replacing it with “; and” and (b) adding a new Section 10.3(o) immediately after Section 10.3(n) thereof as follows:

“(o) contingent Indebtedness arising pursuant to the guarantees by the New Opco Notes Guarantors (or thereafter any person that becomes a New Opco Guarantor pursuant to and in accordance with the terms of the New Opco Note Indenture Documents or the Additional New Opco Debt Documents) of the Indebtedness of Associated and Associated Finance arising under the New Opco Note Indenture Documents or the Additional New Opco Debt Documents to the extent such Indebtedness of Associated and Associated Finance is permitted hereunder.”

6.4 Section 10.3 of the Loan Agreement is hereby amended by deleting “Sections 10.3(c) through (n) inclusive” in the last paragraph thereof and inserting in place thereof “Sections 10.3(c) through (f) inclusive and Sections 10.3(h) through (n) inclusive”.

Section 7. Restricted Payments. Section 10.5(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Restricted Payments by Associated and Parent constituting dividends or distributions of Holdings I Notes and/or Holdings II Notes purchased or acquired by Associated in compliance with Amendment No. 2; ”.

Section 8. Transactions with Affiliates. Section 10.6 of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of clause (g) thereof, (b) deleting the period at the end of clause (h) thereof and replacing it with “; and” and (c) adding the following new clause (i) immediately following clause (h) thereof as follows:

“(i) the intercompany loan and/or purchase of debt permitted under clause (t) of the definition of Permitted Investments.”

Section 9. Limitation of Restrictions Affecting Subsidiaries. Section 10.8 of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of clause (viii) thereof, (b) deleting the period at the end of clause (ix) thereof and replacing it with “; and” and (c) adding the following new clause (x) immediately following clause (ix) thereof as follows:

“(x) the New Opco Note Indenture Documents and the Additional New Opco Debt Documents, in each case to the extent that the foregoing satisfy the terms and conditions of Amendment No. 2.”

Section 10. Certain Payments of Indebtedness, Etc. Section 10.9(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Associated may make Opco Permitted Payments and New Opco Notes Permitted Payments;”.

Section 11. Designation of Designated Senior Indebtedness. Section 10.11 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 10.11 Designation of Designated Senior Indebtedness.

(a) Borrowers and Guarantors shall not, and shall not permit any Subsidiary to, (i) designate any Indebtedness, other than the Obligations as the “Bank Indebtedness” or "Designated Senior Indebtedness under the Opco Indenture, (ii) designate any Indebtedness other than the Obligations, the obligations under the New Opco Notes or obligations under the Additional New Opco Debt as "senior indebtedness" or any similar term under and as defined in the agreements relating to any other Indebtedness of any Borrower or Guarantor, including Subordinated Debt, which contains such designation. Borrowers and Guarantors shall, and shall cause any Subsidiary to, designate the Obligations as “Designated Senior Indebtedness” or any similar term under and as defined in the agreements relating to any Indebtedness (including any Subordinated Debt) of Borrowers or Guarantors which contains such designation."

Section 12. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Loan Documents, each of Borrowers and Guarantors, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

12.1 This Amendment No. 2 has been duly executed and delivered by all necessary action on the part of Borrowers and Guarantors and, if necessary, their respective equity holders, and is in full force and effect as of the Amendment No. 2 Effective Date and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

12.2 No Default or Event of Default exists or has occurred and is continuing.

12.3 No action of, or filing with, or consent of any governmental authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2.

12.4 All of the representations and warranties set forth in the Loan Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

12.5 Neither the execution or delivery of any of the other New Opco Note Indenture Documents, nor the consummation of the transactions contemplated by the New Opco Note Indenture Documents, nor compliance with the provisions thereof, shall result in the creation nor imposition of any lien, charge or encumbrance upon any of the Collateral as amended hereby, other than in favor of Noteholder Collateral Agent, the holders of the New Opco Notes, the holders of the Additional New Opco Debt or Agent as specifically permitted herein.

12.6 On or prior to the New Opco Note Closing Date, the New Opco Note Indenture shall have been duly authorized, issued and delivered by Associated and Associated Finance, and the transactions contemplated thereunder shall have been performed in accordance with their terms by the respective parties thereto in all respects to the extent to be performed thereunder on or before the New Opco Note Closing Date, including the fulfillment (or the waiver) of all conditions precedent set forth therein.

12.7 On or prior to the New Opco Note Closing Date, all actions and proceedings required by the New Opco Note Indenture Documents, applicable law or regulations, including, without limitation, all Securities Laws, shall have been taken, and the transactions required thereunder shall have been (or will be when required to under the New Opco Note Indenture Documents or applicable law) duly and validly taken and consummated.

12.8 Neither the execution and delivery of any of the New Opco Note Indenture Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof (a) has violated or will violate any of the Securities Laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, or (b) after giving effect to the consents hereunder, does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument relating to Indebtedness in an amount in excess of $7,500,000 to which any Borrower or Guarantor is a party or by which it or any of its assets may be bound, or (c) violate any provision of the Certificate of Incorporation, By-Laws, Articles of Formation or Operating Agreement of any Borrower or Guarantor.

12.9 Borrowers shall provide written notice to Agent of the New Opco Note Closing Date on such date.

12.10 On the New Opco Note Indenture Effective Date, Agent has received true, correct and complete copies of all of the New Opco Note Indenture Documents executed as of or prior to such date, and thereafter shall receive true, correct and complete copies of all other New Opco Note Indenture Documents promptly upon the execution thereof (but in any event one (1) Business Day thereafter).

Section 13. Conditions. The effectiveness of the consents, terms and conditions contained herein shall be subject to the satisfaction, in the reasonable determination of Agent, of the following conditions:

(a) in the event that Administrative Borrower shall elect for this Amendment No. 2 to become effective by written notification received by Agent on or prior to January 29, 2010 (the date of the receipt by the Agent of such written notification, the “Election Date”):

(i) Agent shall have received on or prior to the October 23, 2009 an original of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantors;

(ii) Agent shall have received on or prior to the October 23, 2009 all consents of Lenders required for the amendments and consents provided for herein; and

(iii) as of the Election Date and after giving effect to this Amendment No. 2, no Default or Event of Default shall exist or have occurred and be continuing;

(b) on or prior to the date of the first issuance of any New Opco Notes,

(i) Agent shall have received on or prior to the October 23, 2009 an original of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantors if not previously delivered pursuant to clause (a) above;

(ii) Agent shall have received on or prior to the October 23, 2009 all consents of Lenders required for the amendments and consents provided for herein if not previously delivered pursuant to clause (b) above;

(iii) Agent shall have received true, correct and complete copies of all of the New Opco Note Indenture Documents executed and delivered on the New Opco Note Indenture Effective Date, which shall be in form and substance reasonably satisfactory to Agent, it being acknowledged that New Opco Note Indenture Documents which are consistent in all material respects with the Description of Notes provided to and approved by the Agent at the time of the launch of the offering of the New Opco Notes shall be satisfactory;

(iv) Agent shall have received a true, complete and correct copy of the Intercreditor Agreement, in substantially the form annexed hereto as Exhibit A, as duly authorized, executed and delivered by the parties thereto;

(v) Agent shall have received evidence that all corporate and limited liability company proceedings with respect to the incurrence of the Indebtedness under the New Opco Note Indenture Documents have been taken by Borrowers, Guarantors and their Affiliates, as appropriate;

(vi) Agent shall have received, in form and substance satisfactory to Agent, from Associated, a Secretary's certificate evidencing the adoption and subsistence of the corporate resolutions approving the execution, delivery and performance by Associated of this Amendment No. 2 and the agreements, documents and instruments to be delivered pursuant to this Amendment No. 2 including the transactions contemplated by the New Opco Note Indenture Documents;

(vii) Agent shall have received a copy of the amendment to the certificate of incorporation of Associated Finance providing for the name change from Alside, Inc. certified by the Secretary of State of the State of Delaware and a UCC-3 reflecting the name change for filing with the Secretary of State of Delaware; and

(viii) as of the date of the first issuance of any New Opco Notes and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.

Section 14. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall on the Amendment No. 2 Effective Date pay to Agent, for the benefit of each Lender party hereto which consents to this Amendment No. 2 on or prior to October 23, 2009 or as Agent and Borrowers shall otherwise agree, a fee in the amount of 37.5 basis points on the amount of such Lender’s Commitment, or Agent, at its option, may charge the account(s) of Borrowers maintained by Agent the amount of such fee, which fee is earned as of the Amendment No. 2 Effective Date and shall constitute part of the Obligations.

Section 15. Miscellaneous.

15.1 Effect of this Amendment No. 2. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment No. 2 and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of any conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

15.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 2.

15.3 Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship among the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

15.4 Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

15.5 Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

15.6 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

15.7 Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date and year first above written.

BORROWERS:

ASSOCIATED MATERIALS, LLC

By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

GENTEK BUILDING PRODUCTS, INC.
By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

ASSOCIATED MATERIALS CANADA LIMITED formerly known as Gentek Building Products Limited

By:	/s/ David Brown
Name:	David Brown
Title:	President

GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP By: Gentek Canada Holdings Limited, its general partner

By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

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[Amendment No. 2 to Loan and Security Agreement]

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GUARANTORS:

ASSOCIATED MATERIALS HOLDINGS, LLC

By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

GENTEK HOLDINGS, LLC

By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

ASSOCIATED MATERIALS FINANCE, INC. formerly known as Alside, Inc.

By:	/s/ John Stansberry
Name:	John Stansberry
Title:	President and Chief Executive Officer

GENTEK CANADA HOLDINGS LIMITED

By:	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Vice President-Chief Financial Officer, Treasurer and Secretary

[Amendment No. 2 to Loan and Security Agreement]

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ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Dan Denton
Name:	Dan Denton
Title:	Director

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Dan Denton
Name:	Dan Denton
Title:	Director

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LENDERS:

CIT BANK

By:	/s/ Benjamin Haslam
Name:	Benjamin Haslam
Title:	Authorized Signatory

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

CIT BUSINESS CREDIT CANADA, INC.

By:	/s/ James Bruce
Name:	James Bruce
Title:	Vice President

By:	/s/ Donald Rogers
Name:	Donald Rogers
Title:	Senior Vice President

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

FIFTH THIRD BANK

By:	/s/ Roy C. Lanctot
Name:	Roy C. Lanctot
Title:	Vice President

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

NATIONAL CITY BANK, CANADA BRANCH

By:	/s/ Mike Danby
Name:	Mike Danby
Title:	Assistant Vice President

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

NATIONAL CITY BANK

By:	/s/ Todd W. Milenius
Name:	Todd W. Milenius
Title:	Vice President

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Eric L. Moore
Name:	Eric L. Moore
Title:	Vice President

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

SUNTRUST BANK

By:	/s/ Mike Knuckles
Name:	Mike Knuckles
Title:	Director

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

UBS LOAN FINANCE LLC

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director Banking Products Services, US

By:	/s/ Irja Otsa
Name:	Irja Otsa
Title:	Associate Director Banking Products Services, US

[Amendment No. 2 to Loan and Security Agreement]

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LENDERS (continued):

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Raymond Eghobamien
Name:	Raymond Eghobamien
Title:	Vice President

[Amendment No. 2 to Loan and Security Agreement]